Exhibit 10.3

DEX MEDIA, INC.

VALUE CREATION PROGRAM

ARTICLE I

PURPOSE OF THE PLAN

This plan shall be known as the Dex Media, Inc. Value Creation Program (the “Plan”) and shall be effective as of October 14, 2014, which is the date of the Plan’s adoption by the Board (the “Effective Date”).  The purpose of the Plan and the intention of the shareholders of Dex Media, Inc., a Delaware corporation (the “Company”) is to enable the Company to retain and award service providers of high competence by providing participating employees and other service providers with an opportunity to receive additional compensation based on the net value creation in the Company, as described in further detail below, over the course of the performance periods provided herein.

ARTICLE II

DEFINITIONS

For purposes of the Plan, capitalized terms used herein that are not otherwise defined shall have the meanings set forth below:

2.1                               “Affiliate” means (i) any subsidiary corporation of the Company (or its successors) within the meaning of Code Section 424(f), (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company (or its successors), or (iii) any other entity (including its successors) which is designated as an Affiliate by the Board.

2.2                               “Award” means an award granted under the Plan entitling a Participant to receive a portion of the Bonus Pool based on the Participant’s Award Percentage.  Awards under the Plan will be granted pursuant to a written Award notice, a general form of which is attached hereto as Exhibit A.

2.3                               “Award Percentage” means the percentage of the Bonus Pool to which a Participant will be entitled pursuant to the grant of an Award under the Plan.  Award Percentages may be denominated in fractional percentages or units, provided that in no event may the aggregate Award Percentages for all outstanding Awards under the Plan at any given time exceed one hundred percent (100%).

2.4                               “Board” means the Board of Directors of the Company.

2.5                               “Bonus Amount” means the amount payable to a Participant under the Plan based on the applicable Award Percentage under an Award and the amount of Value Creation allocated to the Bonus Pool.  The Bonus Amount shall be the product of (a) the Participant’s Award

Percentage and (b) the total Bonus Pool as of the time that such Bonus Amount is measured.  Any portion of the Bonus Pool that is not allocated to outstanding Awards under the Plan as of the earlier of (a) December 31, 2017 or (b) a Change in Control, in each case due to the aggregate Award Percentages for all outstanding Awards at such time being less than one hundred percent (100%), shall be paid to the Participants holding outstanding Awards at such time, pro-rata based upon the total Bonus Amount otherwise payable at such time.

2.6                               “Bonus Pool” means an amount equal to 7% of the total Value Creation over the Performance Period.  Such 7% shall be represented by 700,000 units with each unit representing a proportional portion of such 7%.

2.7                               “Cash Dividends Paid” means the total amount of dividends declared and paid during the Performance Period with respect to the Company Equity Securities.

2.8                               “Cash Payments to Debt” means the cash interest and principal paid during the Performance Period on any of the Company Debt Securities or Bank Debt other than the Company’s Common Stock including, for the avoidance of doubt, (a) the cash amount used in a below-par repurchase by the Company of Company Debt Securities or Company Bank Debt and (b) any other cash payment made to holders of Company Debt Securities or Company Bank Debt on account of such Company Debt Securities or Company Bank Debt.  Cash Payments to Debt shall also include any cash payment made to, or at the direction of, holders of Company Debt Securities or Company Bank Debt in connection with a change in the structure of such Company Debt Securities or Company Bank Debt.

2.9                               “Cause” means, in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “Cause” (or words of like import), “Cause” as defined under such agreement.  If no such agreement exists, “Cause” shall mean (i) Participant’s willful and continued failure substantially to perform the duties of his or her position (other than as a result of total or partial incapacity due to physical or mental illness or as a result of a termination by Executive for Good Reason, as hereinafter defined), (ii) any willful act or omission by Participant constituting dishonesty, fraud or other malfeasance, which in any such case is demonstrably (and, in the case of other malfeasance, materially) injurious to the financial condition or business reputation of the Employer, or (iii) Participant’s conviction of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Employer conducts business which materially impairs the value of Participant’s services to the Employer. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the best interests of the Employer.

2.10                        “Change in Control” means if, after the Effective Date, there shall have occurred any of the following:

(a)         Any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a “50%

Beneficial Owner.” For purposes of this provision, a “50% Beneficial Owner” shall mean a person who is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding voting securities; provided that the term “50% Beneficial Owner” shall not include any person who, at all times following such an acquisition of securities, remains eligible to file a Schedule 13G pursuant to Rule 13d-1(b) under the Exchange Act, or remains exempt from filing a Schedule 13D under Section 13(d)(6)(b) of the Exchange Act, with respect to all classes of Company voting securities;

(b)         During any one-year period commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c)          The consummation of a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, other than any such transaction which would result in at least 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 50% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 50% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or a subsidiary thereof;

(d)         The consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect); and

(e)          Any other event which the Board determines shall constitute a Change in Control for purposes of this Plan

(f)           Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan unless such transaction or series of related transactions also constitutes a “change in control event” with respect to the Company for purposes of Code Section 409A.

2.11                        “Code” means the Internal Revenue Code of 1986, as amended.

2.12                        “Committee” means the Compensation Committee of the Board.

2.13                        “Common Stock” means the Company’s Common Stock, par value $0.001 per share.

2.14                        “Company” has the meaning set forth in ARTICLE I hereof.

2.15                        “Company Bank Debt” means (i) that certain Credit Agreement dated as of October 24, 2007, as amended and restated as of January 29, 2010, as further amended and restated as of April 30, 2013 among Dex Media East, Inc. as borrower Dex Media, Inc., Dex Media Holdings, Inc., JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and the lenders from time to time parties thereto, (ii) that certain Credit Agreement dated as of October 24, 2007, as amended and restated as of January 29, 2010, as further amended and restated as of April 30, 2013 among Dex Media West, Inc. as borrower, Dex Media, Inc., Dex Media Holdings, Inc., JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and the lenders from time to time parties thereto, (iii) that certain Fourth Amended and Restated Credit Agreement dated as of April 30, 2013 among R.H. Donnelley Inc. as borrower, Dex Media, Inc., Deutsche Bank Trust Company Americas as administrative agent and collateral agent and the lenders from time to time parties thereto, (iv) that certain the Loan Agreement dated as of December 31, 2009, as amended and restated as of April 30, 2013 among SuperMedia Inc. (formerly known as Idearc Inc.) as borrower, Dex Media, Inc., JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and the lenders from time to time parties thereto and any additional loans made to the Company after the beginning of the Performance Period that are not Company Debt Securities.

2.16                        “Company Debt Securities” means Dex Media, Inc.’s 12%/14% Senior Subordinated Notes Due 2017 and any additional debt securities issued by the Company after the beginning of the Performance Period.

2.17                        “Company Equity Securities” shall mean the Company’s Common Stock, par value $.001 per share, and any additional equity securities issued by the Company following the beginning of the Performance Period.

2.18                        “Disability” means a condition resulting from any physical or mental incapacity of a Participant, the conditions and determination of which shall be as set forth in Company’s long-term disability policy in existence at the time such determination is made.

2.19                        “Effective Date” shall have the meaning set forth in ARTICLE I hereof.

2.20                        “Fair Market Value of the Company Bank Debt” shall mean the average of the most recent 20 trading days’ of daily bid-side quotes (with the quote for a particular day being the quote published by Markit or any other similar nationally recognized public quotation system) multiplied by the principal value of such Company Bank Debt outstanding at such time.

2.21                        “Fair Market Value of the Company Debt Securities” shall mean the average of the most recent 20 trading days’ of bid-side quotes published by Thomson Reuters Loan Connection system or any other similar nationally recognized public quotation system, multiplied by the principal value of such Company Debt Securities outstanding at such time.

2.22                        “Fair Market Value of the Company Equity Securities” shall mean, with respect to an Equity Security, for any day, the product of (i) the last reported sale price on such day or, if no such sale takes place on such date, the average of the reported closing bid and asked prices of such Equity Security, in each case on the NASDAQ Global Select Market or, if the Equity Security is not quoted or admitted to trading on NASDAQ, on the principal quotation system on which the Equity Security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Equity Security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Corporation, in each case as measured as the average of such daily value over the preceding 20 trading-day period, (ii) multiplied by the number of share of Equity Securities issued and outstanding at such time.

2.23                        “Good Reason”  means, in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “Good Reason” (or words of like import), “Good Reason” as defined under such agreement.  If no such agreement exists, then Good Reason shall not apply to such Participant, and any provision in such Participant’s Award that provides for payment upon Good Reason shall be null and void and any termination of employment by such Participant shall be deemed a termination without Good Reason.

2.24                        “Initial Fair Market Value of the Company Bank Debt” shall mean the Fair Market Value of the Company Bank Debt as of the beginning of the Performance Period.

2.25                        “Initial Fair Market Value of the Company Debt Securities” shall mean the Fair Market Value of the Company Debt Securities as of the beginning of the Performance Period.

2.26                        “Initial Fair Market Value of the Company Equity Securities” shall mean the Fair Market Value of the Company’s Equity Security as of the beginning of the Performance Period.

2.27                        “Net Fair Market Value Change” shall mean the sum of (i) the Net Fair Market Value Change in the Company Equity Securities, plus (ii) the Net Fair Market Value Change in the Company Debt Securities, plus (iii) the Net Fair Market Value Change in the Company Bank Debt.

2.28                        “Net Fair Market Value Change in the Company Bank Debt” shall be equal to the change in the Fair Market Value of the Company Bank Debt as compared to the Initial Fair Market Value of the Company Bank Debt.

2.29                        “Net Fair Market Value Change in the Company Debt Securities” shall be equal to the change in the Fair Market Value of the Company Debt Securities as compared to the Initial Fair Market Value of the Company Debt Securities.

2.30                        “Net Fair Market Value Change in the Company Equity Securities” shall be equal to the change in the Fair Market Value of the Company Equity Securities as compared to the Initial Fair Market Value of the Company Equity Securities.

2.31                        “Participant” means any employee or other “service provider” (which, for purposes of the Plan, such term shall include, but not be limited to, non-employee members of the Board, consultants and other independent contractors) of the Company or its Affiliates who is selected to participate in the Plan in accordance with ARTICLE IV hereof.

2.32                        “Performance Period” means, unless otherwise provided in a Participant’s Award, the period beginning on October 14, 2014 and ending on December 31, 2017.

2.33                        “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

2.34                        “Plan” shall have the meaning set forth in ARTICLE I hereof.

2.35                        “Treasury Regulations” means the treasury regulations promulgated under the Code from time to time.

2.36                        “Value Creation” shall mean the Net Fair Market Value Change + Cash Dividends Paid + Cash Payments to Debt - Value from External Sources.

2.37                        “Value from External Sources” shall mean any cash or the fair market value of any property received by the Company in exchange for additional Company Equity Securities, Company Debt Securities, or Company Bank Debt issued following the beginning of the Performance Period.

ARTICLE III

ADMINISTRATION

3.1                               General.  The Plan shall be administered by the Committee.  Subject to the provisions of the Plan or any employment agreement, the Committee shall be authorized to (a) select Participants, (b) determine the Award Percentage applicable to Awards, (c) determine the Bonus Amounts payable pursuant to Awards based on the Value Creation over the Performance Period, (d) determine the conditions and restrictions, if any, subject to which the payment of Bonus Amounts pursuant to Awards will be made, (e) certify that the conditions and restrictions applicable to the payment of Bonus Amounts pursuant to an Award have been met, (f) interpret the Plan, and (g) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.  Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding upon the Participants, the Company and all other Persons to whom rights to receive payments hereunder have been transferred in accordance with Section 5.2 hereof, except as provided in any employment agreement.  The validity, construction, and effect of the Plan and the rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws, rules and regulations promulgated pursuant thereto.

3.2                               Plan Expenses.  The expenses of the Plan shall be borne by the Company.

3.3                               Unfunded Arrangement.  The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any amount under the Plan.  The Plan shall be “unfunded” for all purposes and Awards hereunder shall be paid out of the general assets of the Company as and when the Awards are payable under the Plan.  All Participants shall be solely unsecured general creditors of the Company.  If the Company decides in its sole discretion to establish any advance accrued reserve on its books against the future expense of the Awards payable hereunder, or if the Company decides in its sole discretion to fund a trust from which Plan benefits may be paid from time to time, such reserve or trust shall not under any circumstance be deemed to be an asset of the Plan.

3.4                               Delegation.  The Committee may, to the extent permissible by applicable law, delegate any of its authority hereunder to such Persons as it deems appropriate.

3.5                               Accounts and Records.  The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws.

3.6                               Retention of Professional Assistance.  The Committee may employ such legal counsel, accountants and other Persons as may be required in carrying out its duties in connection with the Plan.

ARTICLE IV

PARTICIPATION; GRANT AND PAYMENT OF AWARDS

4.1                               Participation.  Participation in the Plan shall be limited to those Participants selected by the Committee from time to time, and no employee or other service provider of the Company shall have any right to be selected as a Participant.  Nothing in the Plan shall interfere with or limit in any way any right of the Company or any of its Affiliates to terminate any Participant’s service at any time and for any reason (or no reason), nor confer upon any Participant any right to continued service with the Company or any of its Affiliates for any period of time or to continue such Participant’s present (or any other) rate of compensation.  No Participant who is granted an Award under the Plan shall have any right to a grant of future Awards under the Plan.  By accepting any payment under the Plan, each Participant and each Person claiming under or through such Participant shall be conclusively deemed to have indicated such Person’s acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.  Subject to the terms and conditions of the Plan, determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated.

4.2                               Grant of Awards.  The Committee shall determine the Participants to whom Awards under the Plan are granted.  Awards granted under the Plan shall contain an Award Percentage or number of units and shall represent the right to receive a payment in respect of the Bonus Pool.  The Committee may impose such vesting or other restrictions on an Award granted under the Plan as it determines in its sole discretion at the time of grant.

4.3                               Determination of Bonus Pool; Time and Form of Payment of Bonus Amounts.  The amount of the Bonus Pool (including to the extent possible, the amount of any contingent portion thereof) shall be determined by the Committee on or as soon as administratively practicable following the end of the Performance Period, subject to any employment agreement.

Subject to the provisions of Sections 4.4 and 4.5 hereof and the satisfaction of any vesting condition imposed by the Committee on an Award at the time of grant, each Bonus Amount that becomes payable in respect of an Award hereunder shall be paid to the Participant in cash in a single, lump-sum as soon as administratively practicable following the end of the Performance Period (but in no event later than March 15 of the calendar year following the calendar year in which the Performance Period ends).  Such payment shall be accompanied by a detailed calculation of the Bonus Pool amount.  Upon acceptance of payment of any Bonus Amount in respect of any Award hereunder, the Participant shall be deemed, absent manifest error or bad faith by the Committee, to have (i) accepted all aspects of the calculation of the Bonus Pool with respect to the applicable Bonus Amount, and (ii) unconditionally released and discharged the Company and any and all of the Company’s partners, subsidiaries, Affiliates, successors and assigns and any and all of its and their past and present officers, directors, managers, partners, agents, employees and representatives from any and all claims in connection with, or in any manner related to or arising under, the Plan with respect to such Bonus Amount, including the determination of such Bonus Amount and any other matter associated therewith.  In the event a Participant dies prior to receipt of all or any portion of the Participant’s earned Bonus Amount, then payment of the Bonus Amount shall be made to the Participant’s estate at the time and in the manner as it would have been paid to the Participant had the Participant survived.

4.4                               Service Requirement.  Unless otherwise set forth in a Participant’s Award or employment agreement, (a) payment of any Bonus Amount in respect of any Award hereunder shall be conditioned upon the Participant’s continued service with the Company or its Affiliates through the end of the Performance Period, (b) a Participant shall not be entitled to the payment of any Bonus Amount in respect of an Award hereunder in the event of such Participant’s termination of service at any time or for any reason (or no reason) prior to the end of the Performance Period, and (c) all of a Participant’s unvested portion of any Awards granted under the Plan shall be immediately forfeited automatically upon such Participant’s termination of service.  In the event that a Participant’s employment or other service relationship with the Company or any of its Affiliates is terminated for Cause, the Participant’s Award (whether vested or unvested) shall be immediately forfeited without payment.  Any Awards forfeited hereunder shall again be available for grant by the Committee in accordance with the terms of the Plan, subject to the consent of the Company’s Chief Executive Officer.

4.5                               Restrictive Covenants.  In partial consideration for the grant of an Award under the Plan, a Participant’s rights with respect to the payment of any Bonus Amount under the Plan may, in the sole discretion of the Committee, be conditioned on the Participant’s compliance with any non-competition, non-solicitation or other restrictive covenants that may be contained in any employment agreement, restrictive covenants agreement or other agreement between the Company and the Participant, whether entered into prior to, on or following the Effective Date.  If, at the time of enforcement of any restrictive covenants described in this Section 4.5, a court shall hold that the duration, scope, area or other restrictions stated in the applicable agreement are unreasonable under circumstances then existing, such provisions shall be enforceable to the maximum extent permissible under applicable law and may be modified or amended by the court to render such provisions so enforceable.  Except as may otherwise be provided in a Participant’s employment agreement, in addition to any means at law or equity available to enforce such restrictive covenants (including, without limitation, injunctive relief), the Participant may, in the sole discretion of the Committee, be required upon a breach of any such restrictive covenant to forfeit the Participant’s rights with respect to any Award hereunder.

ARTICLE V

MISCELLANEOUS

5.1                               Successors.  For purposes of the Plan, the Company shall include any and all successors or assignees, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company and such successors and assignees shall perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.  In the event that the surviving corporation in any transaction to which the Company is a party is a subsidiary of another corporation, the ultimate parent corporation of such surviving corporation shall cause the surviving corporation to perform the obligations of the Company under the Plan in the same manner and to the same extent that the Company would be required to perform such obligations if no such succession or assignment had taken place.  In such event, the term “Company,” as used in the Plan, shall mean the Company, as hereinbefore defined, and any successor or assignee (including the ultimate parent corporation) to the business or assets thereof which by reason hereof becomes bound by the terms and provisions of the Plan.

5.2                               Nontransferability.  No Award or right to receive payment under the Plan may be transferred other than by will or the laws of descent and distribution.  Any transfer or attempted transfer of an Award or a right to receive payment under the Plan contrary to this Section 5.2 shall be void.  In the event of an attempted transfer by a Participant of an Award or a right to receive payment pursuant to the Plan contrary to this Section 5.2 hereof, the Committee may, in its sole discretion, terminate such Award or right.

5.3                               Withholding Taxes.  The Company shall be entitled, if necessary or desirable, to withhold from any amount due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable to such Participant under the Plan.

5.4                               Amendment and Termination of the Plan.  The Board reserves the right to amend or terminate, in whole or in part, any or all of the provisions of the Plan by action of the Board (or a duly authorized committee thereof) at any time, provided that in no event shall any amendment or termination adversely affect in any material respect the rights with respect to any Award granted to Participants hereunder prior to such time without the prior written consent of the affected Participant.

5.5                               Severability.  The provisions of the Plan shall be deemed severable.  The invalidity or unenforceability of any provision of the Plan in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of the Plan in such jurisdiction or the validity, legality or enforceability of any provision of the Plan in any other jurisdiction, it being intended that all provisions of the Plan shall be enforceable to the fullest extent permitted by applicable law.

5.6                               Titles and Headings.  The headings and titles used in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

5.7                               Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 5.7 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and provided, further, that upon the institution of any such action, suit or proceeding, a Board or Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on such Board or Committee member’s own behalf.

5.8                               Governing Law.  The Plan shall be governed by the laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive laws of another jurisdiction.

5.9                               No Obligation; Company Discretion.  No provision of the Plan or any Award granted hereunder shall be interpreted to impose an obligation on the Company to accept, agree to or otherwise enter into any proposed or potential Change in Control.  The decision to enter into (or to reject) a proposed transaction to consummate a Change in Control, and all terms and conditions of such transaction, including the amount, timing and form of consideration to be provided in connection therewith, shall be within the sole and absolute discretion of the Company.

5.10                        Other Benefits.  Awards under the Plan are special incentives and shall not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other employee benefit plan of the Company, unless such plan or agreement expressly provides otherwise

5.11                        Reorganization, Etc.  If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Preferred Stock and/or Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Preferred Stock and/or Common Stock, an appropriate and proportionate adjustment shall be made, as determined by the Committee in good faith, in the determination of Net Proceeds and the Bonus Pool to preserve the original economic benefit intended to be provided to Participants under outstanding Awards.

5.12                        Code Section 409A.  The Plan is intended to either comply with, or be exempt from, the requirements of Code Section 409A.  To the extent that the Plan is not exempt from the requirements of Code Section 409A, the Plan is intended to comply with the requirements of

Code Section 409A and shall be limited, construed and interpreted in accordance with such intent.  Accordingly, the Company reserves the right to amend the provisions of the Plan at any time and in any manner without the consent of Participants solely to comply with the requirements of Code Section 409A and to avoid the imposition of the additional tax, interest or income inclusion under Code Section 409A on any payment to be made hereunder while preserving, to the maximum extent possible, the intended economic result of the Award of any affected Participant.  A Participant’s right to receive installment payments pursuant to the Plan shall be treated as a right to receive a series of separate and distinct payments.  Whenever a payment under the Plan specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.  Notwithstanding the foregoing, the Company and its Affiliates make no representations with respect to the application of Code Section 409A and any other tax consequences of any Award and, by accepting an Award, a Participant agrees to accept any and all potential tax consequences related thereto.

DEX MEDIA, INC.

EXHIBIT A

DEX MEDIA, INC.

VALUE CREATION PROGRAM

AWARD NOTICE

[Insert Name of Participant]

[Insert Address]

[Insert City, State, Zip Code]

Dear [Insert Name of Participant]:

The purpose of this award notice (this “Award Notice”) is to inform you that you have been granted an award (the “Award”) under the Dex Media, Inc. (the “Company”) Value Creation Program (the “Plan) as of [DATE] (the “Grant Date”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Plan.

1.              Award Percentage.  The Award Percentage for the Award shall be [•] units, representing [•]% of the Bonus Pool.

2.              Vesting.

(i)                                     General.  Subject to the remainder of this Section 2, your Bonus Amount shall vest in equal one-third portions on each of March 31, 2018, June 30, 2018, and December 31, 2018, subject to your remaining continuously employed with the Company or any of its Affiliates through each such date.  In the event of the termination of your employment with the Company of any of its Affiliates for any reason (such event, a “Termination”) prior to a vesting date, the unvested portion of your Award shall immediately expire and you shall not be entitled to any further payments hereunder, except as expressly provided in this Award Notice.

(ii)                                  Impact of Termination of Service.  Notwithstanding the provisions of Section 4.4 of the Plan, in the event of your Termination (a) by you for Good Reason, (b) by the Company or its Affiliates other than for Cause, (c) due to your death or (d) due to your Disability (in each case, an “Involuntary Termination”), the Performance Period with respect to your Award shall end immediately upon the date of your Involuntary Termination, you shall become immediately vested in your Bonus Amount, and you shall be entitled to payment of the Bonus Amount in accordance with the terms of Section 3 below.

(iii)                               Impact of Change in Control.  Notwithstanding the provisions of Section 4.4 of the Plan, in the event that your service with the Company or any of its Affiliates continues through a Change in Control that occurs prior to December 31, 2017, the Performance Period with respect to your Award

B-1

shall end immediately upon the date of the Change in Control, you shall become vested in your Bonus Amount in equal one-third portions on each of the 3-month, 6-month, and 1-year anniversaries of such Change in Control, in each case subject to your remaining continuously employed with the Company or any of its Affiliates through such date, and you shall be entitled to payment of the Bonus Amount in accordance with the terms of Section 3 below.

3.              Time and Form of Payment of the Award.  To the extent earned and vested in accordance with the provisions of the Plan and this Award Notice, the Award shall be paid as follows:

(iv)                              General.  In the event that the Performance Period ends on December 31, 2017, the relevant portion of your Bonus Amount shall be paid within 60 days of the applicable vesting date.

(v)                                 Impact of Termination of Service.  In the event of your Involuntary Termination, your Bonus Amount shall be paid within sixty (60) days following the date of your Involuntary Termination.

(vi)                              Impact of Change in Control.  In the event of a Change in Control, the relevant portion of your Bonus Amount shall be paid within 60 days of the applicable vesting date.

4.              Entire Agreement.  This Award Notice and the Award hereunder are subject in all respects to the terms and conditions of the Plan.  If and to the extent that this Award Notice conflicts or is inconsistent with the terms and conditions of the Plan, the Plan shall govern and control.  The Plan and this Award Notice contain the entire understanding between you and the Company with respect to the subject matter hereof, and supersede any and all prior agreements between you and the Company with respect thereto.

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[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO AWARD NOTICE

DEX MEDIA, INC.

By:

Name:

Title:

ACKNOWLEDGEMENT

I hereby acknowledge that (i) I have received and reviewed a copy of the Plan, and (ii) this Award Notice, the Award and my participation in the Plan are subject in all respects to the terms and conditions of the Plan.

Dated: , 20[14]
Participant’s Signature

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